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As filed with the Securities and Exchange Commission on May 20, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

EDGE PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0511037 (I.R.S. Employer Identification No.)

1301 Travis, Suite 2000
Houston, Texas 77002
(713) 654-8960
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael G. Long
Senior Vice President and Chief Financial Officer
Edge Petroleum Corporation
1301 Travis, Suite 2000
Houston, Texas 77002
(713) 654-8960
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Gene J. Oshman
Baker Botts L.L.P.
One Shell Plaza
910 Louisiana
Houston, Texas 77002
(713) 229-1178

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Senior Debt Securities and Subordinated Debt Securities	—	—

Common Stock, par value $.01 per share	—	—

Preferred Stock, par value $.01 per share	—	—

Warrants	—	—

Total	$150,000,000	$19,005

(1)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $150,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $150,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies, less the dollar amount of any securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)
There is being registered hereunder such indeterminate number or amount of senior and subordinated debt securities, common stock, preferred stock and warrants as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 20, 2004

PROSPECTUS

EDGE PETROLEUM CORPORATION

$150,000,000

SENIOR DEBT SECURITIES
SUBORDINATED DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS

        We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. Edge common stock is quoted on the Nasdaq National Market under the symbol "EPEX."

        You should carefully consider each of the risk factors described under "Risk Factors" beginning on page 3 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                .

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission using a "shelf" registration process. Using this process, we may offer any combination of the securities described in this prospectus in one or more offerings with a total initial offering price of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading "Where You Can Find More Information."

ABOUT EDGE PETROLEUM CORPORATION

        Edge Petroleum Corporation is an independent oil and natural gas company engaged in the exploration, development, acquisition and production of crude oil and natural gas properties in the United States. At year-end 2003, our net proved reserves were 63.9 Bcfe, comprised of 46.8 billion cubic feet of natural gas, 1.5 million barrels of oil and 1.4 million barrels of plant products. Natural gas and natural gas liquids accounted for approximately 86% of those proved reserves. About 78% of total proved reserves were developed as of year-end and they were all located onshore, in the United States. Our principal executive offices are located at 1301 Travis, Suite 2000, Houston, Texas 77002, and our telephone number at that location is (713) 654-8960.

RISK FACTORS

        The following should be considered carefully with the information provided elsewhere in this prospectus, the accompanying prospectus supplement and the documents we incorporate by reference in reaching a decision regarding an investment in the securities.

Oil and gas drilling is a speculative activity and involves numerous risks and substantial and uncertain costs which could adversely affect us.

        Our growth will be materially dependent upon the success of our future drilling program. Drilling for oil and gas involves numerous risks, including the risk that no commercially productive oil or natural gas reservoirs will be encountered. The cost of drilling, completing and operating wells is substantial and uncertain, and drilling operations may be curtailed, delayed or cancelled as a result of a variety of factors beyond our control, including unexpected drilling conditions, pressure or irregularities in formations, equipment failures or accidents, adverse weather conditions, compliance with governmental requirements and shortages or delays in the availability of drilling rigs or crews and the delivery of equipment. Our future drilling activities may not be successful and, if unsuccessful, such failure will have an adverse effect on our future results of operations and financial condition. Our overall drilling success rate or our drilling success rate for activity within a particular geographic area may decline. We may ultimately not be able to lease or drill identified or budgeted prospects within our expected time frame, or at all. We may not be able to lease or drill a particular prospect because, in some cases, we identify a prospect or drilling location before seeking an option or lease rights in the prospect or location. Similarly, our drilling schedule may vary from our capital budget. The final determination with respect to the drilling of any scheduled or budgeted wells will be dependent on a number of factors, including

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  the results of exploration efforts and the acquisition, review and analysis of the seismic data,

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  the availability of sufficient capital resources to us and the other participants for the drilling of the prospects,

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  the approval of the prospects by other participants after additional data has been compiled,

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  economic and industry conditions at the time of drilling, including prevailing and anticipated prices for oil and natural gas and the availability of drilling rigs and crews,

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  our financial resources and results and

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  the availability of leases and permits on reasonable terms for the prospects.

        These projects may not be successfully developed and the wells, if drilled, may not encounter reservoirs of commercially productive oil or natural gas.

Oil and natural gas prices are highly volatile in general and low prices negatively affect our financial results.

        Our revenue, profitability, cash flow, future growth and ability to borrow funds or obtain additional capital, as well as the carrying value of our properties, are substantially dependent upon prevailing prices of oil and natural gas. Our reserves are predominantly natural gas, therefore changes in natural gas prices may have a particularly large impact on our financial results. Lower oil and natural gas prices also may reduce the amount of oil and natural gas that we can produce economically. Historically, the markets for oil and natural gas have been volatile, and such markets are likely to continue to be volatile in the future. Prices for oil and natural gas are subject to wide fluctuation in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a variety of additional factors that are beyond our control. These factors include the level of consumer product demand, weather conditions, domestic and foreign governmental regulations, the price and availability of alternative fuels, political conditions, the foreign supply of oil and natural gas, the price of foreign imports and overall economic conditions. Declines in oil and natural gas prices may materially adversely affect our financial condition, liquidity, and ability to finance planned capital expenditures and results of operations.

        We have in the past and may in the future be required to write down the carrying value of our oil and natural gas properties when oil and natural gas prices are depressed or unusually volatile. Whether we will be required to take such a charge will depend on the prices for oil and natural gas at the end of any quarter and the effect of reserve additions or revisions and capital expenditures during such quarter. If a write down is required, it would result in a charge to earnings and would not impact cash flow from operating activities.

We have hedged and may continue to hedge a portion of our production, which may result in our making cash payments or prevent us from receiving the full benefit of increases in prices for oil and gas.

        In order to reduce our exposure to short-term fluctuations in the price of oil and natural gas, we periodically enter into hedging arrangements. Our hedging arrangements apply to only a portion of our production and provide only partial price protection against declines in oil and natural gas prices. Such hedging arrangements may expose us to risk of financial loss in certain circumstances, including instances where production is less than expected, our customers fail to purchase contracted quantities of oil or natural gas or a sudden, unexpected event materially impacts oil or natural gas prices. In addition, our hedging arrangements may limit the benefit to us of increases in the price of oil and natural gas.

We depend on successful exploration, development and acquisitions to maintain reserves and revenue in the future.

        In general, the volume of production from oil and natural gas properties declines as reserves are depleted, with the rate of decline depending on reservoir characteristics. Except to the extent we acquire properties containing proved reserves or conduct successful exploration and development activities, or both, our proved reserves will decline. Our future oil and natural gas production is, therefore, highly dependent upon our level of success in finding or acquiring additional reserves. In addition, we are dependent on finding partners for our exploratory activity. To the extent that others in the industry do not have the financial resources or choose not to participate in our exploration activities, we will be adversely affected.

We are subject to substantial operating risks that may adversely affect the results of our operations.

        The oil and natural gas business involves certain operating hazards such as well blowouts, mechanical failures, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, formations with abnormal pressures, pollution, releases of toxic gas and other environmental hazards and risks. We could suffer substantial losses as a result of any of these events. We are not fully insured against all risks incident to our business.

        We are not the operator of some of our wells. As a result, our operating risks for those wells and our ability to influence the operations for these wells are less subject to our control. Operators of these wells may act in ways that are not in our best interests.

We cannot control the activities on properties we do not operate and are unable to ensure their proper operation and profitability.

        We do not operate all of the properties in which we have an interest. As a result, we have limited ability to exercise influence over, and control the risks associated with, operations of these properties.

The failure of an operator of our wells to adequately perform operations, an operator's breach of the applicable agreements or an operator's failure to act in ways that are in our best interest could reduce our production and revenues. The success and timing of our drilling and development activities on properties operated by others therefore depend upon a number of factors outside of our control, including the operator's

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  timing and amount of capital expenditures;

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  expertise and financial resources;

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  inclusion of other participants in drilling wells; and

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  use of technology.

The loss of key personnel could adversely affect us.

        We depend to a large extent on the services of certain key management personnel, including our executive officers and other key employees, the loss of any of which could have a material adverse effect on our operations. We do not maintain key-man life insurance with respect to any of our employees. We believe that our success is also dependent upon our ability to continue to employ and retain skilled technical personnel.

Our operations have significant capital requirements which, if not met, will hinder operations.

        We have experienced and expect to continue to experience substantial working capital needs due to our active exploration, development and acquisition programs. Additional financing may be required in the future to fund our growth. We may not be able to obtain such additional financing and financing under existing or new credit facilities may not be available in the future. In the event such capital resources are not available to us, our drilling and other activities may be curtailed.

Government regulation and liability for environmental matters may adversely affect our business and results of operations.

        Oil and natural gas operations are subject to various federal, state and local government regulations, which may be changed from time to time. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and natural gas wells below actual production capacity in order to conserve supplies of oil and natural gas. There are federal, state and local laws and regulations primarily relating to protection of human health and the environment applicable to the development, production, handling, storage, transportation and disposal of oil and natural gas, by-products thereof and other substances and materials produced or used in connection with oil and natural gas operations. In addition, we may be liable for environmental damages caused by previous owners of property we purchase or lease. As a result, we may incur substantial liabilities to third parties or governmental entities. We are also subject to changing and extensive tax laws, the effects of which cannot be predicted. The implementation of new, or the modification of existing, laws or regulations could have a material adverse effect on us.

We may have difficulty managing any future growth and the related demands on our resources and may have difficulty in achieving future growth.

        We have experienced growth in the past through the expansion of our drilling program and, more recently, acquisitions. This expansion was curtailed in 1998 and 1999, but resumed in 2000 and increased in subsequent years. Further expansion is anticipated in 2004 both through increased drilling efforts and possible acquisitions. Any future growth may place a significant strain on our financial, technical, operational and administrative resources. Our ability to grow will depend upon a number of factors, including our ability to identify and acquire new exploratory prospects, our ability to develop existing prospects, our ability to continue to retain and attract skilled personnel, the results of our drilling program and acquisition efforts, hydrocarbon prices and access to capital. We may not be successful in achieving or managing growth and any such failure could have a material adverse effect on us.

We face strong competition from larger oil and natural gas companies.

        Our competitors include major integrated oil and natural gas companies and numerous independent oil and natural gas companies, individuals and drilling and income programs. Many of our competitors are large, well-established companies with substantially larger operating staffs and greater capital resources than us. We may not be able to successfully conduct our operations, evaluate and select suitable properties and consummate transactions in this highly competitive environment. Specifically, these larger competitors may be able to pay more for exploratory prospects and productive oil and natural gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, such companies may be able to expend greater resources on the existing and changing technologies that we believe are and will be increasingly important to attaining success in the industry.

The oil and natural gas reserve data included in or incorporated by reference in this document are estimates based on assumptions that may be inaccurate and existing economic and operating conditions that may differ from future economic and operating conditions.

        Reservoir engineering is a subjective and inexact process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner and is based upon assumptions that may vary considerably from actual results. Accordingly, reserve estimates may be subject to downward or upward adjustment. Actual production, revenue and expenditures with respect to our reserves will likely vary from estimates, and such variances may be material. The information regarding discounted future net cash flows included or incorporated by reference herein should not be considered as the current market value of the estimated oil and natural gas reserves attributable to our properties. As required by the Commission, the estimated discounted future net cash flows from proved reserves are based on prices and costs as of the date of the estimate, while actual future prices and costs may be materially higher or lower. Actual future net cash flows also will be affected by factors such as the amount and timing of actual production, supply and demand for oil and natural gas, increases or decreases in consumption, and changes in governmental regulations or taxation. In addition, the 10% discount factor, which is required by Financial Accounting Standards Board in Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Natural Gas Producing Activities" to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with us or the oil and natural gas industry in general.

Our credit facility has substantial operating restrictions and financial covenants and we may have difficulty obtaining additional credit which could adversely affect operations.

        Over the past few years, increases in commodity prices, in proved reserve amounts and the resultant increase in estimated discounted future net revenue, has allowed us to increase our available borrowing amounts. In the future, commodity prices may decline, we may increase our borrowings or our borrowing base may be adjusted downward. Our credit facility is secured by a pledge of substantially all of our assets and has covenants that limit additional borrowings, sales of assets and the distributions of cash or properties and that prohibit the payment of dividends and the incurrence of liens. The revolving credit facility also requires that specified financial ratios be maintained. The restrictions of our credit facility and the difficulty in obtaining additional debt financing may have adverse consequences on our operations and financial results, including our ability to obtain financing for working capital, capital expenditures, our drilling program, purchases of new technology or other purposes. In addition, such financing may be on terms unfavorable to us and we may be required to use a substantial portion of our cash flow to make debt service payments, which will reduce the funds that would otherwise be available for operations and future business opportunities. Further, a substantial decrease in our operating cash flow or an increase in our expenses could make it difficult for us to meet debt service requirements and require us to modify operations and we may become more vulnerable to downturns in our business or the economy generally.

        Our ability to obtain and service indebtedness will depend on our future performance, including our ability to manage cash flow and working capital, which are in turn subject to a variety of factors beyond our control. Our business may not generate cash flow at or above anticipated levels or we may not be able to borrow funds in amounts sufficient to enable us to service indebtedness, make anticipated capital expenditures or finance our drilling program. If we are unable to generate sufficient cash flow from operations or to borrow sufficient funds in the future to service our debt, we may be required to curtail portions of our drilling program, sell assets, reduce capital expenditures, refinance all or a portion of our existing debt or obtain additional financing. We may not be able to refinance our debt or obtain additional financing, particularly in view of current industry conditions, the restrictions on our ability to incur debt under our existing debt arrangements, and the fact that substantially all of our assets are currently pledged to secure obligations under our bank credit facility.

We may not have enough insurance to cover all of the risks we face.

        In accordance with customary industry practices, we maintain insurance coverage against some, but not all, potential losses in order to protect against the risks we face. We do not carry business interruption insurance. We may elect not to carry insurance if our management believes that the cast of available insurance is excessive relative to the risks presented. In addition, we cannot insure fully against pollution and environmental risks. The occurrence of an event not fully covered by insurance could have a material adverse effect on our financial condition and results of operations.

Our acquisition program may be unsuccessful, particularly in light of our limited acquisition experience.

        Because we have not typically purchased properties, we may not be in as good a position as our more experienced competitors to execute a successful acquisition program. The successful acquisition of producing properties requires an assessment of recoverable reserves, future oil and natural gas prices, operating costs, potential environmental and other liabilities and other factors. Such assessments, even when performed by experienced personnel, are necessarily inexact and their accuracy inherently uncertain. Our review of subject properties will not reveal all existing or potential problems, deficiencies and capabilities. We may not always perform inspections on every well, and may not be able to observe structural and environmental problems even when we undertake an inspection. Even when problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or part of such problems. Any acquisition of property interests by us may not be successful and, if unsuccessful, such failure may have an adverse effect on our future results of operations and financial condition.

The failure to successfully integrate Miller Exploration Company ("Miller") into Edge may result in our not being able to achieve the anticipated potential benefits of the merger.

        Before the merger, Edge and Miller operated as separate companies. Our management had not previously managed the business of Miller. We may not be able to integrate the operations of Miller effectively. Integration requires substantial management attention and could detract attention away from our day-to-day business. We could encounter difficulties in the integration process, such as the unexpected loss of employees, customers or suppliers. In addition, if we cannot integrate the businesses successfully, we may fail to realize the operating efficiencies, synergies, cost savings or other benefits from the merger. Any unexpected costs or delays incurred in connection with the integration could have an adverse effect on our business, results of operations or financial condition. We incurred charges to earnings relating to restructuring and related expenses in connection with the merger in the amount of $505,400 through April 30, 2004 and expect to incur additional charges of approximately $58,000, although the actual amount cannot be predicted with certainty and could be higher or lower.

Our reliance on third parties for gathering and distributing could curtail future exploration and production activities.

        The marketability of our production depends upon the proximity of our reserves to, and the capacity of, facilities and third party services, including oil and natural gas gathering systems, pipelines, trucking or terminal facilities, and processing facilities. The unavailability or lack of capacity of such services and facilities could result in the shut-in of producing wells or the delay or discontinuance of development plans for properties. A shut-in or delay or discontinuance could adversely affect our financial condition. In addition, federal and state regulation of oil and natural gas production and transportation affect our ability to produce and market our oil and natural gas on a profitable basis.

Miller's former use of Arthur Andersen LLP as its independent public accountants may limit your ability to seek potential recoveries from them related to their work.

        Arthur Andersen LLP, independent public accountants, audited the consolidated balance sheet of Miller and its subsidiary as of December 31, 2001, and the related consolidated statements of operations, equity and cash flows for the year ending December 31, 2001, which are incorporated by reference herein. On June 15, 2002, Arthur Andersen was convicted on a federal obstruction of justice charge. On June 27, 2002, Miller dismissed Arthur Andersen and engaged Plante & Moran, PLLC. Arthur Andersen has ceased operations. As a result, any recovery you may have from Arthur Andersen related to the claims that you may assert related to the financial statements audited by Arthur Andersen, misstatements or omissions, if any, in this prospectus and any related prospectus supplement, will be limited by the financial circumstances of Arthur Andersen.

WHERE YOU CAN FIND MORE INFORMATION

        Edge files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at l-800-SEC-0330. The SEC also maintains an Internet site that contains information Edge has filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about Edge at the offices of The Nasdaq Stock Market which is located at 1735 K Street N.W., Washington, D.C. 20006.

        Our homepage on the Internet's World Wide Web is located at http://www.edgepet.com. Our annual reports on Form 10-K and our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available, free of charge, through our website, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

        This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its Internet site.

        The SEC allows us to "incorporate by reference" the information Edge has filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that Edge files with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings Edge makes with the SEC under Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act after the date of this prospectus and until all the offered securities are sold. The documents we incorporate by reference are:

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  Edge's Annual Report on Form l0-K for the year ended December 31, 2003, as filed with the SEC on March 24, 2004;

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  Edge's Quarterly Report on Form l0-Q for the quarter ended March 31, 2004, as filed with the SEC on May 11, 2004;

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  Edge's Current Report on Form 8-K/A and Form 8-K (Item 5 filing) as filed with the SEC on February 17, 2004 and May 5, 2004, respectively; and

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  The description of Edge common stock contained in Edge's Registration Statement on Form 8-A as originally filed with the SEC on February 14, 1997, and as such Registration Statement may be amended from time to time for the purpose of updating, changing or modifying the description of Edge common stock.

        All filings filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement shall also be deemed to be incorporated by reference into this prospectus.

        You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning the Secretary of Edge, at our principal executive offices located at 1301 Travis, Suite 2000, Houston, Texas 77002; telephone number (713) 654-8960.

        You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, the prospectus supplement or any pricing supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

FORWARD-LOOKING INFORMATION

        This document and the documents incorporated by reference in this prospectus contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include the information concerning possible or assumed future results of operations of Edge, including statements about the following subjects:

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  drilling plans (including scheduled and budgeted wells),

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  our 3-D project portfolio,

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  future general and administrative expenses on a per unit of production basis,

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  future growth and expansion,

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  future exploration,

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  future seismic data (including timing and results),

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  expansion of operation,

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  future capital expenditures (or funding thereof) and working capital,

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  sufficiency of future working capital,

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  borrowings and capital resources and liquidity,

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  projected rates of return,

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  projected cash flows from operations,

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  future gas price environment,

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  expectation or timing of reaching payout,

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  outcome, effects or timing of any legal proceedings or contingencies,

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  the number, timing or results of any wells,

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  the plans for timing, interpretation and results of new or existing seismic surveys or seismic data,

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  future production or reserves,

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  future acquisition of leases, lease options or other land rights,

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  additional reserves and reserve increases,

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  enhancement of visualization and interpretation strengths,

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  expansion and improvement of capabilities,

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  future compensation programs,

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  new focus on core areas,

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  new prospects and drilling locations,

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  new alliances,

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  benefits, effects or results of the merger with Miller Exploration Company, and

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  any other statements regarding future operations, financial results, opportunities, growth, business plans and strategy and other statements that are not historical facts.

        Forward-looking statements in this prospectus or in the documents incorporated by reference in this prospectus are identifiable by use of the following words and other similar expressions, among others:

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  "anticipate,"

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  "believe,"

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  "budgeted,"

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  "could,"

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  "estimate,"

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  "expect,"

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  "forecast,"

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  "intend,"

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  "may,"

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  "might,"

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  "plan,"

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  "potential,"

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  "predict,"

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  "project" and

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  "should."

        The following factors could affect the future results of our operations, and could cause those results to differ materially from those expressed in the forward-looking statements included in this document or incorporated by reference:

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  drilling plans (including scheduled and budgeted wells);

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  the number, timing or results of any wells;

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  volatility and declines in oil and natural gas prices;

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  changes in wells operated and in reserves;

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  future growth and expansion;

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  future exploration;

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  future seismic data (including timing and results);

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  ability to generate additional prospects;

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  integration of new technologies into operations;

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  future capital expenditures (or funding thereof) and working capital;

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  borrowings and capital resources and liquidity;

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  changes in strategy and business discipline;

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  future tax matters;

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  outcome, effects or timing of legal proceedings;

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  any loss of key personnel;

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  the plans for timing, interpretation and results of new or existing seismic surveys or seismic data;

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  geopolitical events effecting oil and natural gas prices; and

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  the effect of litigation and contingencies.

        The above factors are in addition to those factors discussed in this prospectus under "Risk Factors" and in the documents that we include in or incorporate by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and our subsequent SEC filings. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

USE OF PROCEEDS

        Unless we inform you otherwise in the prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including repayment or refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table presents the historical ratio of earnings to fixed charges of Edge for each of the years in the five-year period ended December 31, 2003. Edge had no preferred stock outstanding for any period presented, and accordingly its ratio of earnings to combined fixed charges and preferred stock dividends is the same as its ratio of earnings to fixed charges.

	Three Months Ended March 31,	Year Ended December 31,
	2004	2003	2002	2001	2000	1999
Ratio of Earnings to Fixed Charges	20.1x	7.8x	1.6x	18.5x	1.4x	N/M(a	)

(a)
The ratio indicates less than one-to-one coverage because earnings were inadequate to cover fixed charges for the period. The amount of the deficiency was $4.2 million for fixed charges.

        For purposes of this table, "earnings" consist of income before income taxes, extraordinary items and cumulative effect of accounting changes, plus fixed charges (excluding capitalized interest, but including amortization of amounts previously capitalized). "Fixed charges" consist of interest (including capitalized interest) on all debt, amortization of debt discounts and expenses incurred on issuance, and an estimate of the interest within rental expense.

DESCRIPTION OF THE DEBT SECURITIES

        The debt securities of Edge covered by this prospectus will be Edge's general unsecured obligations. Edge will issue senior debt securities on a senior unsecured basis under one or more separate indentures between us and a trustee that we will name in the prospectus supplement. We refer to any such indenture as a senior indenture. Edge will issue subordinated debt securities under one or more separate indentures between us and a trustee that we will name in the prospectus supplement. We refer to any such indenture as a subordinated indenture. We refer to the senior indentures and the subordinated indentures collectively as the indentures. The indentures will be substantially identical, except for provisions relating to subordination. The senior debt securities will constitute senior debt and will rank equally with all of Edge's unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, the senior debt of Edge (as defined with respect to the series of subordinated debt securities) and may rank equally with or senior or junior to Edge's other subordinated debt that may be outstanding from time to time.

        We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the form of senior indenture and the form of subordinated indenture with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you.

        In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to Edge mean Edge Petroleum Corporation only.

Provisions Applicable to Each Indenture

        General.    The indentures do not limit the amount of debt securities that may be issued under that indenture, and do not limit the amount of other unsecured debt or securities that Edge may issue. Edge may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance. The indentures also give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series.

        Edge conducts substantially all of its operations through subsidiaries, and those subsidiaries generate substantially all its operating income and cash flow. As a result, distributions or advances from those subsidiaries are the principal source of funds necessary to meet the debt service obligations of Edge. Contractual provisions or laws, as well as the subsidiaries' financial condition and operating requirements, may limit the ability of Edge to obtain cash from its subsidiaries that it requires to pay its debt service obligations, including any payments required to be made under the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors of the subsidiaries of Edge on their assets and earnings.

        The indentures do not contain any covenants or other provisions designed to protect holders of the debt securities in the event Edge participates in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders the right to require Edge to repurchase their securities in the event of a decline in Edge's credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

        Terms.    The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  whether the debt securities will be senior or subordinated debt securities;

  •
  the title of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

  •
  the date or dates on which the principal of and any premium on the debt securities will be payable;

  •
  any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

  •
  any right to extend or defer the interest payment periods and the duration of the extension;

  •
  whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

  •
  the place or places where payments on the debt securities will be payable;

  •
  any provisions for optional redemption or early repayment;

  •
  any sinking fund or other provisions that would require the redemption, purchase or repayment of debt securities;

  •
  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples thereof;

  •
  whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

  •
  the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

  •
  any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

  •
  any changes or additions to the events of default or covenants described in this prospectus;

  •
  any restrictions or other provisions relating to the transfer or exchange of debt securities;

  •
  any terms for the conversion or exchange of the debt securities for other securities of Edge or any other entity;

  •
  with respect to any subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

  •
  any other terms of the debt securities not prohibited by the applicable indenture.

        Edge may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If Edge sells these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

        If Edge sells any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

        Consolidation, Merger and Sale of Assets.    The indentures generally permit a consolidation or merger between Edge and another entity. They also permit Edge to sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets. Edge has agreed, however, that it will not consolidate with or merge into any entity or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any entity unless:

  •
  immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction; and

  •
  if it is not the continuing entity, the resulting entity or transferee is organized and existing under the laws of any United States jurisdiction and assumes the due and punctual payments on the debt securities and the performance of its covenants and obligations under the indenture and the debt securities.

        Upon any such consolidation or merger in which Edge is not the continuing entity or any such asset sale, lease, conveyance, transfer or disposition involving Edge, the resulting entity or transferee will be substituted for Edge under the applicable indenture and debt securities. In the case of an asset sale, conveyance, transfer or disposition other than a lease, Edge will be released from the applicable indenture.

        Events of Default.    Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

  •
  failure to pay interest when due on that series of debt securities for 30 days;

  •
  failure to pay principal of or any premium on that series of debt securities when due;

  •
  failure to make any sinking fund payment when required for that series for 30 days;

  •
  failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of one or more other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

  •
  specified events involving bankruptcy, insolvency or reorganization of Edge; and

  •
  any other event of default provided for that series of debt securities.

        A default under one series of debt securities will not necessarily be a default under another series. The indentures provide that the trustee generally must mail notice of a default or event of default of which it has actual knowledge to the registered holders of the applicable debt securities within 90 days of occurrence. However, the trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

        If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. If any other event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the event of default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.

        A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

  •
  the holder gives the trustee written notice of a continuing event of default for that series;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

  •
  the holders offer to the trustee indemnity satisfactory to the trustee;

  •
  the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

  •
  during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

        This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

        In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

  •
  with respect to debt securities of a series, conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee relating to or arising as a result of specified events of default; or

  •
  with respect to all debt securities issued under the applicable indenture that are affected, conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee relating to or arising other than as a result of such specified events of default.

        The trustee, however, may refuse to follow any such direction that conflicts with law or the indentures, is unduly prejudicial to the rights of other holders of the debt securities, or would involve the trustee in personal liability. In addition, prior to acting at the direction of holders, the trustee will be entitled to be indemnified by those holders against any loss and expenses caused thereby.

        The indentures require Edge to file each year with the trustee a written statement as to its compliance with the covenants contained in the applicable indenture.

        Modification and Waiver.    Each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security issued under the indenture and affected, however, no modification to that indenture may:

  •
  reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the rate of or change the time for payment of interest on the debt security;

  •
  reduce the principal of the debt security or change its stated maturity;

  •
  reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

  •
  change any obligation to pay additional amounts on the debt security;

  •
  make payments on the debt security payable in currency other than as originally stated in the debt security;

  •
  impair the holder's right to institute suit for the enforcement of any payment on the debt security;

  •
  make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

  •
  with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security; or

  •
  waive a continuing default or event of default regarding any payment on the debt securities.

        Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

  •
  to cure any ambiguity, omission, defect or inconsistency;

  •
  to provide for the assumption of the obligations under the indenture of Edge by a successor upon any merger or consolidation or asset sale, lease, conveyance, transfer or other disposition of all or substantially all of our assets, in each case as permitted under the indenture;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

  •
  to provide any security for, any guarantees of or any additional obligors on any series of debt securities;

  •
  to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

  •
  to add covenants that would benefit the holders of any debt securities or to surrender any rights Edge has under the indenture;

  •
  to add events of default with respect to any debt securities;

  •
  to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; and

  •
  to supplement the provisions of an indenture to permit or facilitate defeasance or discharge of securities that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect.

        The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

        Defeasance.    When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at Edge's option, either of the following will occur:

  •
  Edge will be discharged from its obligations with respect to the debt securities of that series ("legal defeasance"); or

  •
  Edge will no longer have any obligation to comply with the consolidation, merger and sale of assets covenant and other specified covenants relating to the debt securities of that series, and the related events of default will no longer apply ("covenant defeasance").

        If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, the obligation of Edge to pay principal, premium and interest on the debt securities will also survive.

        Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

        Governing Law.    New York law will govern the indentures and the debt securities.

        Trustee.    If an event of default occurs under an indenture and is continuing, the trustee under that indenture will be required to use the degree of care and skill of a prudent person in the conduct of that person's own affairs. The trustee will become obligated to exercise any of its powers under that indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity satisfactory to it.

        Each indenture contains limitations on the right of the trustee, if it becomes a creditor of Edge to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with Edge. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

        Form, Exchange, Registration and Transfer.    The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

        Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent Edge designates. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

        The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents Edge initially designates, Edge may at any time rescind that designation or approve a change in the location through which any transfer agent acts. Edge is required to maintain an office or agency for transfers and exchanges in each place of payment. Edge may at any time designate additional transfer agents for any series of debt securities.

        In the case of any redemption, Edge will not be required to register the transfer or exchange of:

  •
  any debt security during a period beginning 15 business days prior to the mailing of any notice of redemption or mandatory offer to repurchase and ending on the close of business on the day of mailing of such notice; or

  •
  any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

        Payment and Paying Agent.    Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At Edge's option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments will be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

        Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. Edge may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after the due date to the date of that payment on the next succeeding business date. For these purposes, unless we inform you otherwise in a prospectus supplement, a "business day" is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York; Houston, Texas or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

        Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

        Notices.    Any notice required by the indentures to be provided to holders of the debt securities will be given by mail to the registered holders at the addresses as they appear in the security register.

        Replacement of Debt Securities.    Edge will replace any debt securities that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the mutilated debt securities or evidence of the loss, theft or destruction satisfactory to Edge and the trustee. In the case of a lost, stolen or destroyed debt security, indemnity satisfactory to the trustee and Edge may be required at the expense of the holder of the debt securities before a replacement debt security will be issued.

        Book-Entry Debt Securities.    The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Provisions Applicable Solely to Subordinated Debt Securities

        Subordination.    Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt, as described below. Unless we inform you otherwise in the prospectus supplement, Edge may not make any payment of principal of or any premium or interest on the subordinated debt securities if it fails to pay the principal, interest, premium or any other amounts on any Senior Debt when due.

        The subordination does not affect Edge's obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

        The subordinated indenture does not limit the amount of Senior Debt that Edge may incur. As a result of the subordination of the subordinated debt securities, if Edge becomes insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

        Unless we inform you otherwise in a prospectus supplement, "Senior Debt" will mean all debt, including guarantees, of Edge, unless the debt states that it is not senior to the subordinated debt securities or other junior debt of Edge. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under a subordinated indenture.

DESCRIPTION OF CAPITAL STOCK

        The following description of Edge's common stock, preferred stock, certificate of incorporation and bylaws is a summary only and is subject to the complete text of Edge's certificate of incorporation and bylaws, which we have filed as exhibits to the registration statement. You should read those documents for provisions that may be important to you.

        Edge Petroleum Corporation is authorized to issue 25 million shares of common stock, par value $0.01 per share, and five million shares of preferred stock, par value $0.01 per share. As of May 18, 2004, there were 12,949,984 shares of Edge common stock outstanding and no shares of Edge preferred stock outstanding.

Common Stock

        The holders of the common stock have ordinary voting rights for the election of directors and for other corporate matters. Each share is entitled to one vote. Holders of common stock do not have cumulative voting rights. As a result, the holders of a majority of the shares voting for the election of directors can elect all the directors of Edge if they choose to do so. The holders of the common stock have no preemptive, conversion or redemptive rights, and are not entitled to the benefits of any sinking fund. The common stock is not assessable. The holders of common stock are entitled to the dividends that may be declared from time to time by Edge's board of directors out of funds legally available for dividends.

        Edge Petroleum Corporation common stock is quoted on the Nasdaq National Market under the symbol "EPEX." The transfer agent for the common stock is Computershare Trust Company, Inc.

Preferred Stock

        Edge's board of directors has the authority, without stockholder approval, to issue up to five million shares of preferred stock in one or more series, and to determine the number of shares, powers, designations, preferences, voting powers, dividend rights, liquidation preferences or conversion or exchange rights, redemption provisions, sinking fund provisions and other terms of any such series.

        The prospectus supplement relating to any series of preferred stock Edge is offering will include specific terms relating to the offering and the name of any transfer agent for that series. We will file the form of the preferred stock with the SEC before we issue any of it, and you should read it for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

  •
  the title of the preferred stock;

  •
  the maximum number of shares of the series;

  •
  the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

  •
  any liquidation preference;

  •
  any optional redemption provisions;

  •
  any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock;

  •
  any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity;

  •
  any voting rights; and

  •
  any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

        The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used by an incumbent board of directors to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction. Alternatively, such an issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. The issuance of preferred stock could adversely affect the voting power of the common stockholders. It could also affect the likelihood that holders of the common stock will receive dividend payments and payments upon liquidation. Although the board of directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of the stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which Edge securities are traded.

Provisions of Delaware Law and Edge's Charter and Bylaws

  Limitation of Liability of Directors

        Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission. Edge's certificate of incorporation limits the liability of its directors to Edge or its stockholders to the fullest extent permitted by Delaware law. Specifically, Edge's directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to Edge or its stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of Delaware (the "DGCL"); or

  •
  for any transaction from which the director derived an improper personal benefit.

        This provision in the certificate of incorporation limiting the liability of directors may reduce the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Edge and its stockholders. Edge's bylaws provide indemnification to its officers and directors, and Edge has entered into agreements with each of its directors providing for indemnification.

  No Stockholder Action by Written Consent; Special Meetings of Stockholders; Advance Notice Provisions

        Edge's certificate of incorporation provides that stockholders may act only at an annual or special meeting of stockholders and may not act by written consent. Edge's bylaws provide that special meetings of the stockholders can be called only by the chairman of the board, the president or a majority of the board of directors. Edge's bylaws also require written notice to be delivered to the Secretary of Edge by a stockholder:

  •
  in the event of business to be brought by a stockholder before an annual meeting, not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of Edge (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date), and

  •
  in the event of nominations of persons for election to the board of directors by any stockholder,

  •
  with respect to an election to be held at the annual meeting of stockholders, not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of Edge (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date), and

  •
  with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed to stockholders or public disclosure of the date of the special meeting was made, whichever first occurs.

        Such notice must set forth specific information regarding such stockholder and such business or director nominee, as described in Edge's bylaws. Edge's bylaws also provide for certain procedures to be followed by stockholders in nominating persons for election to the board of directors of Edge. These procedures may limit the ability of stockholders to nominate candidates for director and bring other business before a stockholder's meeting, including the consideration of any transaction that could result in a change of control and that might result in a premium to Edge's stockholders.

  Staggered Board of Directors; Number and Removal of Directors

        Edge's certificate of incorporation provides that the board of directors consist of three classes of directors serving for staggered three-year terms. As a result, approximately one-third of the board of directors is elected each year. The classified board provision could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the board of directors until the second annual stockholders' meeting following the date the acquiror obtains the controlling interest.

        Edge's certificate of incorporation provides that the number of directors will be no greater than 12 and no less than three. The certificate of incorporation further provides that directors may be removed only for cause, and then only by the affirmative vote of the holders of at least a majority of all outstanding voting stock entitled to vote. This provision, in conjunction with the provisions of the certificate of incorporation authorizing the board of directors to fill vacant directorships, will prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees. Edge's bylaws also provide that the board of directors will include at least a majority of directors who are not employees. In addition, the bylaws provide that Edge's compensation committee consist solely of members who are not employees and the audit committee include at least a majority of members who are not employees.

  Delaware Anti-Takeover Law

        Section 203 of the DGCL applies to Edge. In general, Section 203 prevents an interested stockholder (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" with a Delaware corporation for three years following the date that person became an interested stockholder unless one of the following applies:

  •
  before such person became an interested stockholder, the board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

  •
  upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

  •
  following the transaction in which such person became an interested stockholder, the business combination was approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

        The restrictions also do not apply to certain business combinations if both of the following conditions are satisfied:

  •
  the business combination is proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who either:

  •
  had not been an interested stockholder during the previous three years; or

  •
  became an interested stockholder with the approval of a majority of the corporation's directors; and

  •
  the extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

        Section 203 may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three year period.

DESCRIPTION OF WARRANTS

        Edge may issue warrants to purchase any combination of debt securities, common stock, preferred stock, rights or other securities of Edge or any other entity. Edge may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. Edge will issue warrants under one or more warrant agreements between it and a warrant agent that we will name in the prospectus supplement.

        The prospectus supplement relating to any warrants Edge is offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

  •
  the title of the warrants;

  •
  the aggregate number of warrants offered;

  •
  the designation, number and terms of the debt securities, common stock, preferred stock, rights or other securities purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted;

  •
  the exercise price of the warrants;

  •
  the dates or periods during which the warrants are exercisable;

  •
  the designation and terms of any securities with which the warrants are issued;

  •
  if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

  •
  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

  •
  any minimum or maximum amount of warrants that may be exercised at any one time; and

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

PLAN OF DISTRIBUTION

        We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents. The prospectus supplement will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters or agents;

  •
  the purchase price of the securities from us and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

  •
  the net proceeds to us from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  the initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

Sale Through Underwriters or Dealers

        If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

        The securities may or may not be listed on a national securities exchange. We cannot assure you that there will be a market for the securities.

LEGAL MATTERS

        The validity of the offered securities and other matters in connection with any offering of the securities will be passed upon for us by Baker Botts L.L.P., Houston, Texas, our outside counsel. Any underwriters will be advised about legal matters relating to any offering by their own legal counsel.

EXPERTS

        The consolidated financial statements of Edge Petroleum Corporation as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein, in reliance upon the report of KPMG LLP, independent accountants, incorporated herein by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2003 consolidated financial statements refers to a change in the method of accounting for asset retirement obligations effective January 1, 2003 and to a change in the method of accounting for derivative instruments effective January 1, 2001.

        The consolidated balance sheet of Miller and subsidiary as of December 31, 2002 and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2002 which are incorporated herein by reference, have been audited by Plante & Moran, PLLC, independent auditors, as set forth in their report, and have been incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated balance sheet of Miller and subsidiary as of December 31, 2001 and the related consolidated statements of operations, equity and cash flows for the year ending December 31, 2001, which are incorporated by reference herein, have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report, and are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        Arthur Andersen has not consented to the inclusion of their report herein, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act. Because Arthur Andersen has not consented to the inclusion of their report herein, you will not be able to recover against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated therein.

        Certain information with respect to the oil and gas reserves of Edge derived from the reports of Ryder Scott Company, L.P., independent consulting petroleum engineers, has been included and incorporated by reference in this prospectus upon the authority of said firm as experts with respect to the matters covered in such report and in giving such report.

        Certain information with respect to the oil and gas reserves of Miller derived from the reports of Miller and Lents, Ltd., independent consulting petroleum engineers, has been incorporated by reference herein upon the authority of said firm as experts with respect to the matters covered in such report and in giving such report.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The following table sets forth expenses payable by Edge in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$19,005
Printing expenses	10,000
Legal fees and expenses	30,000
Accounting fees and expenses	25,000
Fees and expenses of trustee and counsel	25,000
Miscellaneous	5,995

Total	$115,000

Item 15. Indemnification of Directors and Officers

Delaware General Corporation Law

        Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

        Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation) and except that no indemnification shall be made in respect of any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

        Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by the board of directors by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum or (3) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs by independent legal counsel in a written opinion or (4) by the stockholders.

        Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it ultimately is determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

        Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation

        The Restated Certificate of Incorporation of Edge provides that a director of Edge shall not be personally liable to Edge or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Edge or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of Edge, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of the Restated Certificate of Incorporation by the stockholders of Edge shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of Edge existing at the time of such repeal or modification.

Bylaws

        The Bylaws of Edge provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of Edge or is or was serving or has agreed to serve at the request of Edge as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by Edge to the fullest extent authorized by the DGCL, as the same exists or may thereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Edge to provide broader indemnification rights than said law permitted Edge to provide prior to such amendment) against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity thereunder, and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that Edge shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of Edge.

        The Bylaws further provide that the right to indemnification conferred thereby shall be a contract right and shall include the right to be paid by Edge the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a current, former or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to Edge of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under the Bylaws or otherwise. In addition, the Bylaws provide that Edge may, by action of its board of directors, provide indemnification to employees and agents of Edge, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in the Bylaws.

        The Bylaws include related provisions meant to facilitate the indemnitee's receipt of such benefits. The provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination; (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken; and (iii) the establishment of certain presumptions in favor of an indemnitee. The benefits of certain of these provisions are available to an indemnitee only if there has been a change in control (as defined therein).

Indemnification Agreements

        Edge has entered into Indemnification Agreements with each of its directors. The Indemnification Agreements provide that Edge shall indemnify the director and hold him harmless from any losses and expenses which, in type or amount, are not insured under the directors and officers' liability insurance maintained by Edge, and generally indemnifies the director against losses and expenses as a result of a claim or claims made against him for any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by the director or any of the foregoing alleged by any claimant or any claim against the director solely by reason of him being a director or officer of Edge, subject to certain exclusions. The Indemnification Agreements also provide certain procedures regarding the right to indemnification and for the advancement of expenses.

Insurance

        Edge has a policy of liability insurance to insure its officers and directors against losses resulting from certain acts committed by them in their capacities as officers and directors of Edge.

Item 16. Exhibits†

Exhibit No.		Description
*2.1	—	Agreement and Plan of Merger dated as of May 28, 2003 among Edge Petroleum Corporation ("Edge"), Edge Delaware Sub Inc. and Miller Exploration Company (incorporated by reference from Annex A to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 (File No. 333-106484) filed by Edge on October 31, 2003).
*4.1	—	Restated Certificate of Incorporation of Edge (incorporated by reference from Exhibit 3.1 to Edge's Registration Statement on Form S-1/A filed on February 5, 1997 (Registration No. 333-17267)).
*4.2	—
Certificate of Amendment to the Restated Certificate of Incorporation of Edge (incorporated by reference from Exhibit 3.1 to Edge's Registration Statement on Form S-1/A filed on February 5, 1997 (Registration No. 333-17267) ).
*4.3	—	Bylaws of Edge (incorporated by reference from Exhibit 3.3 to Edge's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999).
*4.4	—	First Amendment to Bylaws of Edge (incorporated by reference from Exhibit 3.2 to Edge's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999).
*4.5	—	Second Amendment to Bylaws of Edge (incorporated by reference from Exhibit 3.4 to Edge's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003).
*4.6	—	Form of Stock Certificate (incorporated by reference from Exhibit 4.1 to Edge's Registration Statement on Form S-4 (Registration No. 333-17269)).
4.7	—	Form of Indenture relating to the senior debt securities of Edge.
4.8	—	Form of Indenture relating to the subordinated debt securities of Edge.
5	—	Opinion of Baker Botts L.L.P. with respect to the legality of the securities offered hereby.
12.1	—	Computation of ratio of earnings to fixed charges for each of the years in the five year period ended December 31, 2003.

23.1	—	Consent of KPMG LLP.
23.2	—	Consent of Plante & Moran PLLC.
23.3	—	Consent of Ryder Scott Company, LLP.
23.4	—	Consent of Miller & Lents Ltd.
23.5	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
24.1	—	Power of Attorney (included on signature page).

†
Edge will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, (iv) any required opinion of counsel to Edge as to certain tax matters relative to the securities offered hereby or (v) any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the applicable trustee.

*
Incorporated by reference as indicated.

Item 17. Undertakings

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned Registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (e)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under an Indenture to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 20, 2004.

EDGE PETROLEUM CORPORATION
By:	/s/ MICHAEL G. LONG Michael G. Long Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below appoints Michael G. Long and Robert Thomas, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of Edge Petroleum Corporation, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), and all documents or instruments necessary or appropriate to enable Edge Petroleum Corporation to comply with the Securities Act, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 20, 2004.

SIGNATURE	TITLE

/s/ JOHN W. ELIAS John W. Elias	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
/s/ MICHAEL G. LONG Michael G. Long	Senior Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)
/s/ THURMAN ANDRESS Thurman Andress	Director
/s/ VINCENT S. ANDREWS Vincent S. Andrews	Director
/s/ JOSEPH R. MUSOLINO Joseph R. Musolino	Director

/s/ STANLEY S. RAPHAEL Stanley S. Raphael	Director
/s/ ROBERT W. SHOWER Robert W. Shower	Director
/s/ JOHN SFONDRINI John Sfondrini	Director
/s/ DAVID F. WORK David F. Work	Director

EXHIBIT INDEX†

Exhibit No.		Description
*2.1	—	Agreement and Plan of Merger dated as of May 28, 2003 among Edge Petroleum Corporation ("Edge"), Edge Delaware Sub Inc. and Miller Exploration Company (incorporated by reference from Annex A to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 (File No. 333-106484) filed by Edge on October 31, 2003).
*4.1	—	Restated Certificate of Incorporation of Edge (incorporated by reference from Exhibit 3.1 to Edge's Registration Statement on Form S-1/A filed on February 5, 1997 (Registration No. 333-17267) ).
*4.2	—	Certificate of Amendment to the Restated Certificate of Incorporation of Edge (incorporated by reference from Exhibit 3.1 to Edge's Registration Statement on Form S-1/A filed on February 5, 1997 (Registration No. 333-17267)).
*4.3	—	Bylaws of Edge (incorporated by reference from Exhibit 3.3 to Edge's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999).
*4.4	—	First Amendment to Bylaws of Edge (incorporated by reference from Exhibit 3.2 to Edge's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999).
*4.5	—	Second Amendment to Bylaws of Edge (incorporated by reference from Exhibit 3.4 to Edge's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003).
*4.6	—	Form of Stock Certificate (incorporated by reference from Exhibit 4.1 to Edge's Registration Statement on Form S-4 (Registration No. 333-17269)).
4.7	—	Form of Indenture relating to the senior debt securities of Edge.
4.8	—	Form of Indenture relating to the subordinated debt securities of Edge.
5	—	Opinion of Baker Botts L.L.P. with respect to the legality of the securities offered hereby.
12.1	—	Computation of ratio of earnings to fixed charges for each of the years in the five year period ended December 31, 2003.
23.1	—	Consent of KPMG LLP.
23.2	—	Consent of Plante & Moran PLLC.
23.3	—	Consent of Ryder Scott Company, LLP.
23.4	—	Consent of Miller & Lents Ltd.
23.5	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
24.1	—	Power of Attorney (included on signature page).

†
Edge will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, (iv) any required opinion of counsel to Edge as to certain tax matters relative to the securities offered hereby or (v) any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the applicable trustee.

*
Incorporated by reference as indicated.